EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Form S-1 Registration Statement Under The Securities Act of 1933 and in the Prospectus, which is part of this registration statement, of our report dated April 11, 2012 relating to our audits of the financial statements of Social Reality, LLC as of December 31, 2011 and 2010

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

April 11, 2012